Exhibit 99.1

InkSure Announces Entry into a Purchase Agreement to Sell Its Assets

Press Release: InkSure Technologies Inc. – Tues, Oct 2, 2013 6:00 AM EDT

NEW YORK, N.Y. – October 2, 2013 – (BUSINESS WIRE)

InkSure Technologies Inc. (OTCBB: INKS) is pleased to announce that it has entered into an Asset Purchase Agreement with Spectra Systems Corporation, or Spectra (LON: SPSY). InkSure has agreed to sell substantially all of its right, title and interest in substantially all of its brand protection and tax stamp authentication assets (excluding RFID assets) to Spectra. The purchase price and additional conditional consideration, based upon achievement of development and commercialization factors, are set out in the Asset Purchase Agreement, which will be available in InkSure’s Form 8-K filing. The transaction is subject to various closing conditions typical of these types of transactions, including stockholder approval, and approval of the Israeli Office of the Chief Scientist in the Israeli Ministry of Economy. The closing date of the transaction is anticipated to be in December 2013. InkSure’s stockholders will be asked to consider approving the transaction at InkSure’s annual meeting of the stockholders to be held in November 2013.

If the asset sale is completed, InkSure’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the transaction.

About InkSure

InkSure develops, markets and sells customized authentication solutions designed to enhance the security of documents and branded products, to meet the growing demand for protection from counterfeiting. In this context, “counterfeit items” are imitation items that are offered as genuine with the intent to deceive or defraud. InkSure operates within the “authentication industry,” an industry that includes a variety of companies providing technologies and services designed to prevent the counterfeiting and diversion of documents and products.

Safe Harbor for Forward Looking and Cautionary Statements

This press release contains statements that may constitute “forward-looking statements.” Generally, forward-looking statements include words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “could,” “may,” “might,” “should,” “will,” the negative of such terms, and words and phrases of similar import. For example, when we discuss the anticipated dates of the stockholder meeting or closing with respect to the asset sale or the exploration of alternatives for the proceeds, we are using forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations, including the risk that we may fail to consummate the transaction contemplated by our agreement with Spectra or may use the proceeds for a purpose not currently contemplated. You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. The closing of the transaction with Spectra is subject to certain closing conditions set forth in the Asset Purchase Agreement, including the approval of InkSure’s stockholders; these conditions may be delayed or may not occur, causing the closing to occur at a later date than expected or not at all. These risks and uncertainties could cause our actual results to differ materially from those described in our forward-looking statements. Any forward-looking statement represents our expectations or forecasts only as of the date it was made and should not be relied upon as representing our expectations or forecasts as of any subsequent date.

Readers should carefully review the risk factors and the information that could materially affect our financial results, described in other documents that we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal period ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, we disclaim any obligation to update our view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Additional Information and Where to Find It

In connection with the proposed transaction, InkSure will file a proxy statement and other relevant documents with the Securities and Exchange Commission (“SEC”). INKSURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.  INKSURE STOCKHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY INKSURE THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM INKSURE BY DIRECTING A REQUEST TO: INKSURE TECHNOLOGIES INC., 18 EAST 16TH STREET, SUITE 307, NEW YORK, NEW YORK 10003, ATTENTION: CHIEF EXECUTIVE OFFICER, TELEPHONE: (646) 233-1454.

InkSure and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding InkSure’s directors and executive officers is available in InkSure’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 29, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

SOURCE InkSure Technologies Inc.

/CONTACT: Sarah Hein
Marketing Director
Sarah.Hein@inksure.com

Copyright InkSure Technologies Inc. 2013